Exhibit 99.1

Apple Hospitality REIT Reports Results of Operations for Second Quarter 2025

RICHMOND, Va. (August 6, 2025) – Apple Hospitality REIT, Inc. (NYSE: APLE) (the “Company” or “Apple Hospitality”) today announced results of operations for the second quarter ended June 30, 2025.

Apple Hospitality REIT, Inc.

Selected Statistical and Financial Data

As of and For the Three and Six Months Ended June 30

(Unaudited) (in thousands, except statistical and per share amounts)(1)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2025	2024	% Change	2025	2024	% Change

Net income	$63,648	$73,931	(13.9%)	$94,869	$127,981	(25.9%)
Net income per share	$0.27	$0.31	(12.9%)	$0.40	$0.53	(24.5%)

Operating income	$84,851	$93,515	(9.3%)	$135,710	$165,130	(17.8%)
Operating margin %	22.1%	24.0%	(190 bps)	19.1%	22.9%	(380 bps)

Adjusted EBITDAre	$133,006	$140,916	(5.6%)	$228,384	$241,726	(5.5%)
Comparable Hotels Adjusted Hotel EBITDA	$142,191	$150,376	(5.4%)	$247,954	$261,962	(5.3%)
Comparable Hotels Adjusted Hotel EBITDA Margin %	37.4%	39.4%	(200 bps)	35.1%	37.0%	(190 bps)
Modified funds from operations (MFFO)	$111,803	$121,329	(7.9%)	$187,542	$204,569	(8.3%)
MFFO per share	$0.47	$0.50	(6.0%)	$0.79	$0.84	(6.0%)

Average Daily Rate (ADR) (Actual)	$163.56	$162.98	0.4%	$160.11	$158.34	1.1%
Occupancy (Actual)	78.6%	79.8%	(1.5%)	74.9%	75.9%	(1.3%)
Revenue Per Available Room (RevPAR) (Actual)	$128.59	$130.07	(1.1%)	$119.88	$120.18	(0.2%)

Comparable Hotels ADR	$163.62	$163.80	(0.1%)	$160.38	$159.70	0.4%
Comparable Hotels Occupancy	78.6%	79.9%	(1.6%)	74.9%	76.1%	(1.6%)
Comparable Hotels RevPAR	$128.68	$130.89	(1.7%)	$120.18	$121.49	(1.1%)

Distributions paid	$57,042	$58,045	(1.7%)	$126,657	$128,201	(1.2%)
Distributions paid per share	$0.24	$0.24	0.0%	$0.53	$0.53	0.0%

Cash and cash equivalents	$7,896
Total debt outstanding	$1,530,248
Total debt outstanding, net of cash and cash equivalents	$1,522,352
Total debt outstanding, net of cash and cash equivalents, to total capitalization (2)	35.5%

(1)
Explanations of and reconciliations to net income determined in accordance with generally accepted accounting principles (“GAAP”) of non-GAAP financial measures, Adjusted EBITDAre, Comparable Hotels Adjusted Hotel EBITDA and MFFO, are included below.
(2)
Total debt outstanding, net of cash and cash equivalents ("net total debt outstanding"), divided by net total debt outstanding plus equity market capitalization based on the Company’s closing share price of $11.67 on June 30, 2025.

Comparable Hotels is defined as the 219 hotels owned and held for use by the Company as of June 30, 2025, and excludes the Company's independent boutique hotel in New York, New York (the "New York Property") recently recovered from a third-party hotel operator. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, assets held for sale and the New York Property, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Justin Knight, Chief Executive Officer of Apple Hospitality, commented, "Fundamentals for our portfolio improved sequentially as we moved through the second quarter, with Comparable Hotels RevPAR declines moderating each month, and preliminary results for the month of July show Comparable Hotels RevPAR growth of approximately 1% year over year. As anticipated, April was the most challenging month during the quarter, as heightened economic uncertainty, a pullback in government travel, the shift in timing of the Easter holiday and the elongated spring break period all weighed on overall performance. Second quarter 2025 Comparable Hotels RevPAR declined 1.7% as compared to the second quarter 2024, driven primarily by a decline in occupancy, which was 79%, down 1.6% as compared to the second quarter 2024. During the quarter, we worked with our management companies to further optimize the mix of business at our hotels and were able to strengthen market share broadly across our portfolio as well as our position in markets more heavily impacted by demand shifts related to government travel. Our teams have demonstrated an exceptional ability to swiftly adapt to changing demand trends within our markets, in many cases layering on additional group business at attractive rates. The hotels we own operate efficiently, produce strong cash flow, provide our guests with a compelling value proposition, and appeal to a broad set of business and leisure customers. We are confident we remain well positioned for outperformance.

"Over our 25-year history in the lodging industry, we have demonstrated our ability to transact opportunistically as market conditions change," said Mr. Knight. "With a disciplined approach to capital allocation and portfolio management, we continuously seek opportunities to refine and enhance our existing portfolio, drive earnings per share and maximize long-term value for our shareholders. We currently have three hotels under contract for sale, our full-service Marriott in Houston and our Hampton Inn & Suites and Homewood Suites in Clovis, California, for a combined total sales price of approximately $36 million. As we previously reported, we acquired the Homewood Suites Tampa-Brandon during the quarter, a unique opportunity for us at an attractive price with a strong double-digit going-in-yield on in-place cash flow and additional upside potential through operational synergies and our planned renovation. Additionally, during the quarter, we purchased 1.4 million of our common shares, bringing the total shares purchased year-to-date through June to 3.4 million common shares for approximately $43 million. Since May 2024, we have invested nearly $78 million in the repurchase of our shares. While our long-term goal is to grow our portfolio, when our stock trades at an implied discount to values we can achieve in private market transactions, as it has for the past several months, we intend to opportunistically sell assets and redeploy proceeds primarily into additional share repurchases, preserving our balance sheet so that at the appropriate time in the cycle we can act quickly on attractive acquisition opportunities."

Mr. Knight continued, "Our portfolio of high-quality, select-service hotels, ideally located and broadly diversified across markets and demand generators, combined with the strength and flexibility of our balance sheet, differentiates us. We remain confident in the long-term outlook for the hospitality industry, the strength of our portfolio specifically, and our ability to maximize total shareholder returns over the long term."

Hotel Portfolio Overview

As of June 30, 2025, Apple Hospitality owned 221 hotels with an aggregate of 29,893 guest rooms located in 85 markets throughout 37 states and the District of Columbia, including one hotel with 206 guest rooms classified as held for sale.

Second Quarter 2025 Highlights

•
Operating performance: For the second quarter 2025, the Company achieved Comparable Hotels ADR of approximately $164, down 0.1% as compared to the second quarter 2024; Comparable Hotels Occupancy of approximately 79%, down 1.6% as compared to the second quarter 2024; and Comparable Hotels RevPAR of

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approximately $129, down 1.7% as compared to the second quarter 2024. Comparable Hotels ADR, Occupancy and RevPAR exceeded industry averages as reported by STR for the second quarter 2025. Based on preliminary results for July 2025, Comparable Hotels RevPAR was up approximately 1% as compared to July 2024.
•
Bottom-line performance: The Company achieved Comparable Hotels Adjusted Hotel EBITDA of approximately $142 million for the second quarter 2025, down 5.4% as compared to the second quarter 2024. Comparable Hotels Adjusted Hotel EBITDA Margin was 37.4% for the second quarter 2025, down 200 bps as compared to the second quarter 2024. The Company achieved Adjusted EBITDAre of approximately $133 million for the second quarter 2025, down 5.6% as compared to the second quarter 2024. The Company achieved MFFO of approximately $112 million for the second quarter 2025, down 7.9% as compared to the second quarter 2024.
•
Transactional activity: As previously announced, during the second quarter 2025, the Company acquired the 126-room Homewood Suites by Hilton Tampa-Brandon for a total purchase price of approximately $18.8 million. The Company currently has three hotels under contract for sale for a gross sales price of approximately $36.3 million and one hotel under contract for purchase for an anticipated total purchase price of approximately $98.2 million.
•
Capital markets: During the three months ended June 30, 2025, the Company purchased, under its Share Repurchase Program, approximately 1.4 million of its common shares at a weighted-average market purchase price of approximately $11.78 per common share, for an aggregate purchase price of approximately $16.9 million.
•
Balance sheet: The Company has maintained the strength and flexibility of its balance sheet. At June 30, 2025, the Company’s total debt to total capitalization, net of cash and cash equivalents, was approximately 36%.
•
Monthly distributions: During the three months ended June 30, 2025, the Company paid distributions totaling $0.24 per common share. Based on the Company’s common stock closing price of $11.64 on August 4, 2025, the current annualized regular monthly cash distribution of $0.96 per common share represents an annual yield of approximately 8.2%.

The Company is providing monthly performance detail for its Comparable Hotels with comparisons to the respective periods of 2024. The following table highlights the Company’s Comparable Hotels monthly performance during the second quarter 2025 as compared to the second quarter 2024 (in thousands, except statistical data):

									% Change
	April	May	June		April	May	June		April	May	June
	2025	2025	2025	Q2 2025	2024	2024	2024	Q2 2024	2024	2024	2024	Q2 2024
ADR (Comparable Hotels)	$158.80	$163.67	$168.20	$163.62	$160.80	$162.91	$167.62	$163.80	(1.2%)	0.5%	0.3%	(0.1%)
Occupancy (Comparable Hotels)	77.4%	77.8%	80.7%	78.6%	79.7%	78.8%	81.2%	79.9%	(2.9%)	(1.3%)	(0.6%)	(1.6%)
RevPAR (Comparable Hotels)	$122.97	$127.32	$135.79	$128.68	$128.16	$128.45	$136.12	$130.89	(4.0%)	(0.9%)	(0.2%)	(1.7%)
Operating income (Actual)	$22,342	$28,258	$34,251	$84,851	$28,895	$30,596	$34,024	$93,515	(22.7%)	(7.6%)	0.7%	(9.3%)
Adjusted Hotel EBITDA (Actual) (1)	$41,412	$47,750	$51,908	$141,070	$48,307	$49,570	$53,803	$151,680	(14.3%)	(3.7%)	(3.5%)	(7.0%)
Comparable Hotels Adjusted Hotel EBITDA (2)	$42,302	$47,882	$52,007	$142,191	$47,914	$49,114	$53,348	$150,376	(11.7%)	(2.5%)	(2.5%)	(5.4%)

(1)
See explanation and reconciliation of Adjusted Hotel EBITDA to net income included below.
(2)
See explanation and reconciliation of Comparable Hotels Adjusted Hotel EBITDA to Adjusted Hotel EBITDA included below.

Comparable Hotels is defined as the 219 hotels owned and held for use by the Company as of June 30, 2025, and excludes the New York Property recently recovered from a third-party hotel operator. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, assets held for sale and the New York Property, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

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Portfolio Activity

Acquisition

As previously announced, in June 2025, the Company acquired the 126-room Homewood Suites by Hilton Tampa-Brandon for a total purchase price of $18.8 million, or approximately $149,000 per key.

Contract for Potential Acquisition

As previously announced, the Company currently has one hotel under contract for purchase, a Motto by Hilton that is under development in downtown Nashville, Tennessee, for an anticipated total purchase price of approximately $98.2 million with an expected 260 rooms, which the Company anticipates acquiring in late 2025 following completion of construction. There are many conditions to closing on this hotel that have not yet been satisfied, and there can be no assurance that closing on this hotel will occur under the outstanding purchase contract.

Dispositions

As previously announced, since the beginning of 2025, the Company has sold two hotels in separate transactions for a combined gross sales price of approximately $21.0 million, resulting in a combined gain on the sales of approximately $3.6 million. The hotels sold include:

•
In February 2025, the Company sold the 76-room Homewood Suites by Hilton Chattanooga-Hamilton Place for a gross sales price of approximately $8.3 million.
•
In March 2025, the Company sold the 130-room SpringHill Suites by Marriott Indianapolis Fishers for a gross sales price of approximately $12.7 million. The Company used a portion of the net proceeds from the sale of this hotel to complete a 1031 exchange with the acquisition of the Homewood Suites Tampa-Brandon, which resulted in the deferral of taxable gains of approximately $2.4 million.

Contracts for Potential Dispositions

The Company has three hotels under contract for sale for a combined gross sales price of approximately $36.3 million. The hotels under contract for sale include:

•
In March 2025, the Company entered into a contract for the sale of its 206-room Houston Marriott Energy Corridor for a gross sales price of approximately $16.0 million. The Company expects to complete the sale of this hotel in the third quarter 2025.
•
In July 2025, the Company entered into a contract for the sale of its 86-room Hampton Inn & Suites by Hilton Clovis-Airport North for a gross sales price of approximately $8.3 million and for the sale of its adjacent 83-room Homewood Suites by Hilton Fresno Airport/Clovis, CA for a gross sales price of approximately $12.0 million. The Company expects to complete the sale of these hotels late in the third quarter 2025 or early in the fourth quarter 2025. The Company anticipates using a portion of the net proceeds from the sale of these hotels to complete a 1031 exchange with a future acquisition.

There are many conditions to closing on the sale of these hotels that have not yet been satisfied, and there can be no assurance that closings on the sale of these hotels will occur under the outstanding sale agreements.

New York Property

The Company's independent boutique hotel in New York, New York (the "New York Property") was previously leased to a third-party hotel operator, and as of March 31, 2025, excluded from the Company's hotel and guest room counts. As a result of the third-party hotel operator's failure to make lease payments, in 2024, the Company commenced legal proceedings to remove the third-party hotel operator from possession of the property. In April 2025, the Company and the third-party hotel operator entered into an agreement to mutually release all claims, to terminate the lease, and for

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the third-party hotel operator to voluntarily surrender possession of the property. On April 4, 2025, the Company recovered possession of the property from the third-party hotel operator and reinstated operations of the hotel's 209 guest rooms through a third-party manager engaged by the Company.

Capital Improvements

Apple Hospitality consistently reinvests in its hotels to maintain and enhance each property’s relevance and competitive position within its respective market. During the six months ended June 30, 2025, the Company invested approximately $32 million in capital expenditures. The Company anticipates investing approximately $80 million to $90 million in capital improvements during 2025, which includes comprehensive renovation projects for approximately 20 hotels, however, inflationary pressures, supply chain shortages or tariffs, among other issues, may result in increased costs and delays for anticipated projects.

Balance Sheet and Liquidity

As of June 30, 2025, the Company had approximately $1.5 billion of total outstanding debt with a current combined weighted-average interest rate of approximately 5.0%, cash on hand of approximately $8 million and availability under its revolving credit facility of approximately $475 million. Excluding unamortized debt issuance costs and fair value adjustments, the Company’s total outstanding debt as of June 30, 2025, was comprised of approximately $217 million in property-level debt secured by 12 hotels and approximately $1.3 billion outstanding under its unsecured credit facilities. During the second quarter, the Company repaid in full two secured mortgage loans, for a total of approximately $33 million, bringing the number of unencumbered hotels in the Company’s portfolio as of June 30, 2025, to 209. The Company’s total debt to total capitalization, net of cash and cash equivalents at June 30, 2025, was approximately 36%, which provides Apple Hospitality with financial flexibility to fund capital requirements and pursue opportunities in the marketplace. As of June 30, 2025, the Company’s weighted-average debt maturities were approximately two years.

On July 24, 2025, the Company entered into a new term loan facility with a principal amount of $385 million and a maturity date of July 31, 2030. At closing, the Company repaid all amounts outstanding under its $225 million term loan facility with proceeds from the $385 million term loan facility, resulting in an additional $160 million funded at closing which was used to repay a portion of the balance outstanding under the Company's revolving credit facility. The outstanding principal under the $385 million term loan facility bears interest at an annual variable rate equal to a term SOFR, depending on the interest period options elected by the Company, plus a margin ranging from 1.35% to 2.20%, based on the Company's leverage ratio as calculated under the terms of the credit agreement. Historically, the Company has elected to pay interest monthly at an annual rate equal to the one-month SOFR plus the applicable margin. The credit agreement for the $385 million term loan facility contains customary affirmative and negative covenants, restrictions on certain investments and customary events of default, which are the same terms as those under the previous credit agreement for the $225 million term loan facility. The Company may make voluntary prepayments, in whole or in part, at any time, subject to certain conditions.

Capital Markets

Share Repurchase Program

The Company has in place a Share Repurchase Program that provides for share repurchases in open market transactions. During the three months ended June 30, 2025, the Company purchased, under its Share Repurchase Program, approximately 1.4 million of its common shares at a weighted-average market purchase price of approximately $11.78 per common share, for an aggregate purchase price of approximately $16.9 million, bringing the total shares purchased year to date through June 30, 2025, to approximately 3.4 million common shares at a weighted-average market

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purchase price of approximately $12.83 per common share, for an aggregate purchase price of approximately $43.2 million. As of June 30, 2025, the Company had approximately $257.6 million remaining under its Share Repurchase Program for the repurchase of shares.

ATM Program

The Company also has in place an at-the-market offering program (the “ATM Program”). As of June 30, 2025, the Company had $500 million remaining under its ATM Program for the issuance of shares. No shares were sold under the ATM Program during the three and six months ended June 30, 2025.

Shareholder Distributions

During the three months ended June 30, 2025, the Company paid distributions totaling $0.24 per common share. Based on the Company’s common stock closing price of $11.64 on August 4, 2025, the current annualized regular monthly cash distribution of $0.96 per common share represents an annual yield of approximately 8.2%. While the Company currently expects monthly distributions to continue, each distribution is subject to approval by the Company’s Board of Directors. The Company’s Board of Directors, in consultation with management, will continue to monitor the Company’s distribution rate and timing relative to the performance of its hotels, capital improvement needs, varying economic cycles, acquisitions, dispositions, other cash requirements and the Company’s REIT status for federal income tax purposes, and may make adjustments as it deems appropriate.

Updated 2025 Outlook

The Company is updating its operational and financial outlook for 2025. Looking ahead to the second half of the year, it is encouraging to see modest improvements in consumer sentiment and some easing of uncertainty related to policy changes though economic uncertainty remains elevated. While the Company’s reservation booking window is short, these improvements are not yet reflected in its current booking data which has pulled back slightly year-over-year for August and September, partly due to the shift of Rosh Hashanah into September from October. The adjustments made to full year guidance reflect current booking trends and could prove conservative if improvements in the macroeconomic environment drive stronger short-term bookings. This outlook, which is based on management’s current view of both operating and economic fundamentals of the Company's existing portfolio of hotels, does not take into account any unanticipated developments in its business or changes in its operating environment, nor does it take into account any unannounced hotel acquisitions or dispositions. As compared to the midpoint of previously provided 2025 guidance, the Company is decreasing Net Income by $6.5 million, decreasing Comparable Hotels RevPAR Change by 50 bps, decreasing Comparable Hotels Adjusted Hotel EBITDA Margin % by 20 bps, and decreasing Adjusted EBITDAre by $5.5 million. Comparable Hotels RevPAR Change guidance, which is the change in Comparable Hotels RevPAR in 2025 compared to 2024, and Comparable Hotels Adjusted Hotel EBITDA Margin % guidance include properties acquired and announced for acquisition by year-end 2025 as if the hotels were owned as of January 1, 2024, exclude completed dispositions since January 1, 2024, exclude announced dispositions anticipated to close by year-end 2025, and exclude the New York Property. Results for periods prior to the Company’s ownership are not included in the Company’s actual Consolidated Financial Statements, are based on information from the prior owner of each hotel, and have not been audited or adjusted. For the full year 2025, the Company anticipates its 2025 results will be in the following range:

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	Updated 2025 Guidance (1)
	Low-End	High-End
Net income	$161 Million	$187 Million
Comparable Hotels RevPAR Change	(1.5%)	0.5%
Comparable Hotels Adjusted Hotel EBITDA Margin %	33.5%	34.5%
Adjusted EBITDAre	$428 Million	$450 Million
Capital expenditures	$80 Million	$90 Million

(1)
Explanations of and reconciliations to net income guidance of Adjusted EBITDAre and Comparable Hotels Adjusted Hotel EBITDA guidance are included below.

Second Quarter 2025 Earnings Conference Call

The Company will host a quarterly conference call for investors and interested parties at 10 a.m. Eastern Time on Thursday, August 7, 2025. The conference call will be accessible by telephone and the internet. To access the call, participants from within the U.S. should dial 844-826-3035, and participants from outside the U.S. should dial 412-317-5195. Participants may also access the call via live webcast by visiting the Investor Information section of the Company's website at ir.applehospitalityreit.com. A replay of the call will be available from approximately 2 p.m. Eastern Time on August 7, 2025, through 11:59 p.m. Eastern Time on August 21, 2025. To access the replay, the domestic dial-in number is 844-512-2921, the international dial-in number is 412-317-6671, and the passcode is 10200511. The archive of the webcast will be available on the Company's website for a limited time.

About Apple Hospitality REIT, Inc.

Apple Hospitality REIT, Inc. (NYSE: APLE) is a publicly traded real estate investment trust (“REIT”) that owns one of the largest and most diverse portfolios of upscale, rooms-focused hotels in the United States. Apple Hospitality’s portfolio consists of 221 hotels with approximately 29,900 guest rooms located in 85 markets throughout 37 states and the District of Columbia. Concentrated with industry-leading brands, the Company’s hotel portfolio consists of 97 Marriott-branded hotels, 118 Hilton-branded hotels, five Hyatt-branded hotels and one independent hotel. For more information, please visit www.applehospitalityreit.com.

Apple Hospitality REIT Non-GAAP Financial Measures

The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: Funds from Operations (“FFO”); Modified FFO (“MFFO”); Earnings Before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”); Earnings Before Interest, Income Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”); Adjusted EBITDAre; Adjusted Hotel EBITDA; Comparable Hotels Adjusted Hotel EBITDA; and Same Store Hotels Adjusted Hotel EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss), cash flow from operations or any other operating GAAP measure. FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA, Comparable Hotels Adjusted Hotel EBITDA and Same Store Hotels Adjusted Hotel EBITDA are not necessarily indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions. Although FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA, Comparable Hotels Adjusted Hotel EBITDA and Same Store Hotels Adjusted Hotel EBITDA, as calculated by the Company, may not be comparable to FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA, Comparable Hotels Adjusted Hotel EBITDA and Same Store Hotels Adjusted Hotel EBITDA, as reported by other companies that do not define such terms exactly as the Company defines such terms, the Company believes these supplemental measures are useful to investors when comparing the Company’s results between periods

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and with other REITs. Reconciliations of these non-GAAP financial measures to net income (loss) are provided in the following pages.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are typically identified by use of statements that include phrases such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” “outlook,” “strategy,” and similar expressions that convey the uncertainty of future events or outcomes. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

Such factors include, but are not limited to, the ability of the Company to effectively acquire and dispose of properties and redeploy proceeds; the anticipated timing and frequency of shareholder distributions; the ability of the Company to fund capital obligations; the ability of the Company to successfully integrate pending transactions and implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions (including the potential effects of tariffs, inflation or a recessionary environment); reduced business and leisure travel due to geopolitical uncertainty, including terrorism and acts of war; travel-related health concerns, including widespread outbreaks of infectious or contagious diseases in the U.S.; inclement weather conditions, including natural disasters such as hurricanes, earthquakes and wildfires; government shutdowns, airline strikes or equipment failures, or other disruptions; adverse changes in the real estate and real estate capital markets; financing risks; changes in interest rates; litigation risks; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact the Company’s business, assets or classification as a REIT. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved. In addition, the Company’s qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, as amended. Readers should carefully review the risk factors described in the Company’s filings with the Securities and Exchange Commission, including but not limited to those discussed in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Any forward-looking statement that the Company makes speaks only as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements or cautionary factors, as a result of new information, future events, or otherwise, except as required by law.

Contact:

Apple Hospitality REIT, Inc.

Kelly Clarke, Vice President, Investor Relations

804-727-6321

kclarke@applereit.com

For additional information or to receive press releases by email, visit www.applehospitalityreit.com.

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Apple Hospitality REIT, Inc.

Consolidated Balance Sheets

(in thousands, except share data)

	June 30,	December 31,
	2025	2024
	(unaudited)
Assets
Investment in real estate, net of accumulated depreciation and amortization of $1,897,281 and $1,821,344, respectively	$4,764,731	$4,820,748
Assets held for sale	11,196	17,015
Cash and cash equivalents	7,896	10,253
Restricted cash-furniture, fixtures and other escrows	33,927	33,814
Due from third-party managers, net	64,445	34,522
Other assets, net	46,897	53,568
Total Assets	$4,929,092	$4,969,920

Liabilities
Debt, net	$1,525,866	$1,471,452
Finance lease liabilities	111,376	111,585
Accounts payable and other liabilities	93,065	121,024
Total Liabilities	1,730,307	1,704,061

Shareholders' Equity
Preferred stock, authorized 30,000,000 shares; none issued and outstanding	-	-
Common stock, no par value, authorized 800,000,000 shares; issued and outstanding 236,989,845 and 239,765,905 shares, respectively	4,735,003	4,771,005
Accumulated other comprehensive income	4,230	15,587
Accumulated distributions greater than net income	(1,540,448)	(1,520,733)
Total Shareholders' Equity	3,198,785	3,265,859

Total Liabilities and Shareholders' Equity	$4,929,092	$4,969,920

Note: The Consolidated Balance Sheets and corresponding footnotes can be found in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

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Apple Hospitality REIT, Inc.

Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Revenues:
Room	$348,589	$353,689	$645,453	$652,435
Food and beverage	18,174	17,857	33,685	32,919
Other	17,607	18,531	32,934	34,235
Total revenue	384,370	390,077	712,072	719,589

Expenses:
Hotel operating expense:
Operating	94,143	91,523	178,653	175,319
Hotel administrative	32,641	31,453	62,314	61,205
Sales and marketing	33,600	33,649	63,886	63,488
Utilities	11,844	11,665	24,323	23,184
Repair and maintenance	18,306	17,626	35,448	34,468
Franchise fees	17,075	17,527	31,628	32,281
Management fees	12,955	12,848	24,182	23,610
Total hotel operating expense	220,564	216,291	420,434	413,555
Property taxes, insurance and other	22,869	21,940	46,230	42,932
General and administrative	8,064	11,065	17,292	21,649
Depreciation and amortization	48,022	47,715	95,963	94,538
Total expense	299,519	297,011	579,919	572,674

Gain on sale of real estate	-	449	3,557	18,215

Operating income	84,851	93,515	135,710	165,130

Interest and other expense, net	(20,963)	(19,370)	(40,360)	(36,679)

Income before income taxes	63,888	74,145	95,350	128,451

Income tax expense	(240)	(214)	(481)	(470)

Net income	$63,648	$73,931	$94,869	$127,981

Other comprehensive income (loss):
Interest rate derivatives	(4,323)	(2,732)	(11,357)	976

Comprehensive income	$59,325	$71,199	$83,512	$128,957

Basic and diluted net income per common share	$0.27	$0.31	$0.40	$0.53

Weighted average common shares outstanding - basic and diluted	237,659	242,174	238,856	242,291

Note: The Consolidated Statements of Operations and Comprehensive Income and corresponding footnotes can be found in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

Page | 10

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
			% Change			% Change
	2025	2024	2024	2025	2024	2024
Operating income (Actual)	$84,851	$93,515	(9.3%)	$135,710	$165,130	(17.8%)
Operating margin % (Actual)	22.1%	24.0%	(190 bps)	19.1%	22.9%	(380 bps)

Comparable Hotels Total Revenue	$380,044	$381,744	(0.4%)	$706,193	$708,792	(0.4%)
Comparable Hotels Total Operating Expenses	237,853	231,368	2.8%	458,239	446,830	2.6%
Comparable Hotels Adjusted Hotel EBITDA	$142,191	$150,376	(5.4%)	$247,954	$261,962	(5.3%)
Comparable Hotels Adjusted Hotel EBITDA Margin %	37.4%	39.4%	(200 bps)	35.1%	37.0%	(190 bps)

ADR (Comparable Hotels)	$163.62	$163.80	(0.1%)	$160.38	$159.70	0.4%
Occupancy (Comparable Hotels)	78.6%	79.9%	(1.6%)	74.9%	76.1%	(1.6%)
RevPAR (Comparable Hotels)	$128.68	$130.89	(1.7%)	$120.18	$121.49	(1.1%)

ADR (Actual)	$163.56	$162.98	0.4%	$160.11	$158.34	1.1%
Occupancy (Actual)	78.6%	79.8%	(1.5%)	74.9%	75.9%	(1.3%)
RevPAR (Actual)	$128.59	$130.07	(1.1%)	$119.88	$120.18	(0.2%)

Reconciliation to Actual Results

Total Revenue (Actual)	$384,370	$390,077		$712,072	$719,589
Revenue from acquisitions prior to ownership	1,065	1,298		2,952	7,694
Revenue from dispositions/assets held for sale	(1,901)	(7,128)		(4,955)	(13,945)
Revenue from non-hotel property and New York Property (1)	(3,490)	(2,503)		(3,876)	(4,546)
Comparable Hotels Total Revenue	$380,044	$381,744		$706,193	$708,792

Adjusted Hotel EBITDA (AHEBITDA) (Actual) (2)	$141,070	$151,680		$246,335	$261,473
AHEBITDA from acquisitions prior to ownership	246	426		1,143	3,041
AHEBITDA from dispositions/assets held for sale	(241)	(1,730)		(640)	(2,552)
AHEBITDA from New York Property (3)	1,116	-		1,116	-
Comparable Hotels AHEBITDA	$142,191	$150,376		$247,954	$261,962

(1)
Represents revenue from the New York Property, which from the second half of 2023 through the first quarter of 2025 was considered lease revenue from a lease to a third-party hotel operator of the property, during which time the property was referred to as the "non-hotel property." For the second quarter of 2025, this represents revenue consistent with hotel operations from the New York Property.
(2)
Represents the Company's actual Adjusted Hotel EBITDA which excludes Adjusted EBITDAre from the New York Property from the second half of 2023 through the first quarter of 2025, due to leasing the property to a third-party hotel operator for all hotel operations. Beginning in the second quarter of 2025, Adjusted Hotel EBITDA includes hotel operations from the New York Property.
(3)
Represents Adjusted Hotel EBITDA from the New York Property in the second quarter of 2025, subsequent to the Company regaining possession of the hotel from a third-party hotel operator.

Note: Comparable Hotels is defined as the 219 hotels owned and held for use by the Company as of June 30, 2025, and excludes the New York Property recently recovered from a third-party hotel operator. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, assets held for sale and the New York Property, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Reconciliation of net income to non-GAAP financial measures is included in the following pages.

Page | 11

Apple Hospitality REIT, Inc.

Comparable Hotels Quarterly Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	2024				2025
	Q1	Q2	Q3	Q4	Q1	Q2
Operating income (Actual)	$71,615	$93,515	$77,726	$49,903	$50,859	$84,851
Operating margin % (Actual)	21.7%	24.0%	20.5%	15.0%	15.5%	22.1%

Comparable Hotels Total Revenue	$327,048	$381,744	$373,901	$328,902	$326,149	$380,044
Comparable Hotels Total Operating Expenses	215,462	231,368	235,184	220,103	220,386	237,853
Comparable Hotels Adjusted Hotel EBITDA	$111,586	$150,376	$138,717	$108,799	$105,763	$142,191
Comparable Hotels Adjusted Hotel EBITDA Margin %	34.1%	39.4%	37.1%	33.1%	32.4%	37.4%

ADR (Comparable Hotels)	$155.16	$163.80	$163.40	$153.12	$156.76	$163.62
Occupancy (Comparable Hotels)	72.2%	79.9%	77.1%	71.5%	71.2%	78.6%
RevPAR (Comparable Hotels)	$112.09	$130.89	$126.01	$109.44	$111.59	$128.68

ADR (Actual)	$153.18	$162.98	$162.57	$152.39	$156.24	$163.56
Occupancy (Actual)	72.0%	79.8%	77.0%	71.4%	71.1%	78.6%
RevPAR (Actual)	$110.25	$130.07	$125.10	$108.75	$111.04	$128.59

Reconciliation to Actual Results

Total Revenue (Actual)	$329,512	$390,077	$378,843	$333,036	$327,702	$384,370
Revenue from acquisitions prior to ownership	6,396	1,298	1,322	1,659	1,887	1,065
Revenue from dispositions/assets held for sale	(6,817)	(7,128)	(6,043)	(5,398)	(3,054)	(1,901)
Revenue from non-hotel property and New York Property (1)	(2,043)	(2,503)	(221)	(395)	(386)	(3,490)
Comparable Hotels Total Revenue	$327,048	$381,744	$373,901	$328,902	$326,149	$380,044

Adjusted Hotel EBITDA (AHEBITDA) (Actual) (2)	$109,793	$151,680	$139,088	$108,983	$105,265	$141,070
AHEBITDA from acquisitions prior to ownership	2,615	426	470	723	897	246
AHEBITDA from dispositions/assets held for sale	(822)	(1,730)	(841)	(907)	(399)	(241)
AHEBITDA from New York Property (3)	-	-	-	-	-	1,116
Comparable Hotels AHEBITDA	$111,586	$150,376	$138,717	$108,799	$105,763	$142,191

(1)
Represents revenue from the New York Property, which from the second half of 2023 through the first quarter of 2025 was considered lease revenue from a lease to a third-party hotel operator of the property, during which time the property was referred to as the "non-hotel property." For the second quarter of 2025, this represents revenue consistent with hotel operations from the New York Property.
(2)
Represents the Company's actual Adjusted Hotel EBITDA which excludes Adjusted EBITDAre from the New York Property from the second half of 2023 through the first quarter of 2025, due to leasing the property to a third-party hotel operator for all hotel operations. Beginning in the second quarter of 2025, Adjusted Hotel EBITDA includes hotel operations from the New York Property.
(3)
Represents Adjusted Hotel EBITDA from the New York Property in the second quarter of 2025, subsequent to the Company regaining possession of the hotel from a third-party hotel operator.

Note: Comparable Hotels is defined as the 219 hotels owned and held for use by the Company as of June 30, 2025, and excludes the New York Property recently recovered from a third-party hotel operator. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, assets held for sale and the New York Property, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Reconciliation of net income to non-GAAP financial measures is included in the following pages.

Page | 12

Apple Hospitality REIT, Inc.

Same Store Hotels Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
			% Change			% Change
	2025	2024	2024	2025	2024	2024
Operating income (Actual)	$84,851	$93,515	(9.3%)	$135,710	$165,130	(17.8%)
Operating margin % (Actual)	22.1%	24.0%	(190 bps)	19.1%	22.9%	(380 bps)

Same Store Hotels Total Revenue	$368,283	$373,192	(1.3%)	$685,626	$693,353	(1.1%)
Same Store Hotels Total Operating Expenses	230,539	226,785	1.7%	444,707	438,265	1.5%
Same Store Hotels Adjusted Hotel EBITDA	$137,744	$146,407	(5.9%)	$240,919	$255,088	(5.6%)
Same Store Hotels Adjusted Hotel EBITDA Margin %	37.4%	39.2%	(180 bps)	35.1%	36.8%	(170 bps)

ADR (Same Store Hotels)	$162.07	$162.52	(0.3%)	$159.05	$158.53	0.3%
Occupancy (Same Store Hotels)	78.8%	79.9%	(1.4%)	75.1%	76.0%	(1.2%)
RevPAR (Same Store Hotels)	$127.66	$129.87	(1.7%)	$119.41	$120.52	(0.9%)

ADR (Actual)	$163.56	$162.98	0.4%	$160.11	$158.34	1.1%
Occupancy (Actual)	78.6%	79.8%	(1.5%)	74.9%	75.9%	(1.3%)
RevPAR (Actual)	$128.59	$130.07	(1.1%)	$119.88	$120.18	(0.2%)

Reconciliation to Actual Results

Total Revenue (Actual)	$384,370	$390,077		$712,072	$719,589
Revenue from acquisitions	(10,696)	(7,254)		(17,615)	(7,745)
Revenue from dispositions/assets held for sale	(1,901)	(7,128)		(4,955)	(13,945)
Revenue from non-hotel property and New York Property (1)	(3,490)	(2,503)		(3,876)	(4,546)
Same Store Hotels Total Revenue	$368,283	$373,192		$685,626	$693,353

Adjusted Hotel EBITDA (AHEBITDA) (Actual) (2)	$141,070	$151,680		$246,335	$261,473
AHEBITDA from acquisitions	(4,201)	(3,543)		(5,892)	(3,833)
AHEBITDA from dispositions/assets held for sale	(241)	(1,730)		(640)	(2,552)
AHEBITDA from New York Property (3)	1,116	-		1,116	-
Same Store Hotels AHEBITDA	$137,744	$146,407		$240,919	$255,088

(1)
Represents revenue from the New York Property, which from the second half of 2023 through the first quarter of 2025 was considered lease revenue from a lease to a third-party hotel operator of the property, during which time the property was referred to as the "non-hotel property." For the second quarter of 2025, this represents revenue consistent with hotel operations from the New York Property.
(2)
Represents the Company's actual Adjusted Hotel EBITDA which excludes Adjusted EBITDAre from the New York Property from the second half of 2023 through the first quarter of 2025, due to leasing the property to a third-party hotel operator for all hotel operations. Beginning in the second quarter of 2025, Adjusted Hotel EBITDA includes hotel operations from the New York Property.
(3)
Represents Adjusted Hotel EBITDA from the New York Property in the second quarter of 2025, subsequent to the Company regaining possession of the hotel from a third-party hotel operator.

Note: Same Store Hotels is defined as the 216 hotels owned and held for use by the Company as of January 1, 2024, and during the entirety of the periods being compared, and excludes the New York Property recently recovered from a third-party hotel operator. This information has not been audited.

Reconciliation of net income to non-GAAP financial measures is included in the following pages.

Page | 13

Apple Hospitality REIT, Inc.

Same Store Hotels Quarterly Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	2024				2025
	Q1	Q2	Q3	Q4	Q1	Q2
Operating income (Actual)	$71,615	$93,515	$77,726	$49,903	$50,859	$84,851
Operating margin % (Actual)	21.7%	24.0%	20.5%	15.0%	15.5%	22.1%

Same Store Hotels Total Revenue	$320,161	$373,192	$363,519	$319,366	$317,343	$368,283
Same Store Hotels Total Operating Expenses	211,480	226,785	228,512	213,482	214,168	230,539
Same Store Hotels Adjusted Hotel EBITDA	$108,681	$146,407	$135,007	$105,884	$103,175	$137,744
Same Store Hotels Adjusted Hotel EBITDA Margin %	33.9%	39.2%	37.1%	33.2%	32.5%	37.4%

ADR (Same Store Hotels)	$154.12	$162.52	$162.51	$151.93	$155.69	$162.07
Occupancy (Same Store Hotels)	72.1%	79.9%	77.2%	71.6%	71.3%	78.8%
RevPAR (Same Store Hotels)	$111.18	$129.87	$125.38	$108.73	$111.07	$127.66

ADR (Actual)	$153.18	$162.98	$162.57	$152.39	$156.24	$163.56
Occupancy (Actual)	72.0%	79.8%	77.0%	71.4%	71.1%	78.6%
RevPAR (Actual)	$110.25	$130.07	$125.10	$108.75	$111.04	$128.59

Reconciliation to Actual Results

Total Revenue (Actual)	$329,512	$390,077	$378,843	$333,036	$327,702	$384,370
Revenue from acquisitions	(491)	(7,254)	(9,060)	(7,877)	(6,919)	(10,696)
Revenue from dispositions/assets held for sale	(6,817)	(7,128)	(6,043)	(5,398)	(3,054)	(1,901)
Revenue from non-hotel property and New York Property (1)	(2,043)	(2,503)	(221)	(395)	(386)	(3,490)
Same Store Hotels Total Revenue	$320,161	$373,192	$363,519	$319,366	$317,343	$368,283

Adjusted Hotel EBITDA (AHEBITDA) (Actual) (2)	$109,793	$151,680	$139,088	$108,983	$105,265	$141,070
AHEBITDA from acquisitions	(290)	(3,543)	(3,240)	(2,192)	(1,691)	(4,201)
AHEBITDA from dispositions/assets held for sale	(822)	(1,730)	(841)	(907)	(399)	(241)
AHEBITDA from New York Property (3)	-	-	-	-	-	1,116
Same Store Hotels AHEBITDA	$108,681	$146,407	$135,007	$105,884	$103,175	$137,744

(1)
Represents revenue from the New York Property, which from the second half of 2023 through the first quarter of 2025 was considered lease revenue from a lease to a third-party hotel operator of the property, during which time the property was referred to as the “non-hotel property.” For the second quarter of 2025, this represents revenue consistent with hotel operations from the New York Property.
(2)
Represents the Company's actual Adjusted Hotel EBITDA which excludes Adjusted EBITDAre from the New York Property from the second half of 2023 through the first quarter of 2025, due to leasing the property to a third-party hotel operator for all hotel operations. Beginning in the second quarter of 2025, Adjusted Hotel EBITDA includes hotel operations from the New York Property.
(3)
Represents Adjusted Hotel EBITDA from the New York Property in the second quarter of 2025, subsequent to the Company regaining possession of the hotel from a third-party hotel operator.

Note: Same Store Hotels is defined as the 216 hotels owned and held for use by the Company as of January 1, 2024, and during the entirety of the periods being compared, and excludes the New York Property recently recovered from a third-party hotel operator. This information has not been audited.

Reconciliation of net income to non-GAAP financial measures is included in the following pages.

Page | 14

Apple Hospitality REIT, Inc.

Reconciliation of Net Income to EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA

(Unaudited) (in thousands)

EBITDA is a commonly used measure of performance in many industries and is defined as net income (loss) excluding interest, income taxes, depreciation and amortization. The Company believes EBITDA is useful to investors because it helps the Company and its investors evaluate the ongoing operating performance of the Company by removing the impact of its capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization). In addition, certain covenants included in the agreements governing the Company’s indebtedness use EBITDA, as defined in the specific credit agreement, as a measure of financial compliance.

In addition to EBITDA, the Company also calculates and presents EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”), which defines EBITDAre as EBITDA, excluding gains and losses from the sale of certain real estate assets (including gains and losses from change in control), plus real estate related impairments, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. The Company presents EBITDAre because it believes that it provides further useful information to investors in comparing its operating performance between periods and between REITs that report EBITDAre using the Nareit definition.

The Company also considers the exclusion of non-cash straight-line operating ground lease expense from EBITDAre useful, as this expense does not reflect the underlying performance of the related hotels (Adjusted EBITDAre).

The Company further excludes actual corporate-level general and administrative expense for the Company as well as Adjusted EBITDAre from the non-hotel property from Adjusted EBITDAre (Adjusted Hotel EBITDA) to isolate property-level operational performance over which the Company’s hotel operators have direct control. The Company believes Adjusted Hotel EBITDA provides useful supplemental information to investors regarding operating performance and it is used by management to measure the performance of the Company’s hotels and effectiveness of the operators of the hotels. In addition, Adjusted EBITDAre and Adjusted Hotel EBITDA are both components of key compensation measures of operational performance within the Company's 2025 incentive plan.

The following table reconciles the Company’s GAAP net income to EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA on a quarterly basis for 2024 and 2025:

	2024				2025
	Q1	Q2	Q3	Q4	Q1	Q2
Net income	$54,050	$73,931	$56,266	$29,817	$31,221	$63,648
Depreciation and amortization	46,823	47,715	48,143	47,922	47,941	48,022
Amortization of favorable and unfavorable operating leases, net	102	102	102	102	102	102
Interest and other expense, net	17,309	19,370	21,217	19,852	19,397	20,963
Income tax expense	256	214	243	234	241	240
EBITDA	118,540	141,332	125,971	97,927	98,902	132,975
Gain on sale of real estate	(17,766)	(449)	-	(1,529)	(3,557)	-
Impairment of depreciable real estate	-	-	2,896	159	-	-
EBITDAre	100,774	140,883	128,867	96,557	95,345	132,975
Non-cash straight-line operating ground lease expense	36	33	33	33	33	31
Adjusted EBITDAre	100,810	140,916	128,900	96,590	95,378	133,006
General and administrative expense	10,584	11,065	9,190	11,703	9,228	8,064
Adjusted EBITDAre from non-hotel property (1)	(1,601)	(301)	998	690	659	-
Adjusted Hotel EBITDA	$109,793	$151,680	$139,088	$108,983	$105,265	$141,070
(1)
Non-hotel property consists of the results of one hotel in New York, New York that was leased to a third-party hotel operator before possession was recovered and operations reinstated through a third-party manager on April 4, 2025. This property’s Adjusted EBITDAre results are not included in Adjusted Hotel EBITDA beginning with the second half of 2023 through the first quarter of 2025.

Page | 15

Apple Hospitality REIT, Inc.

Reconciliation of Net Income to FFO and MFFO

(Unaudited)

(in thousands)

The Company calculates and presents FFO in accordance with standards established by Nareit, which defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains and losses from the sale of certain real estate assets (including gains and losses from change in control), extraordinary items as defined by GAAP, and the cumulative effect of changes in accounting principles, plus real estate related depreciation, amortization and impairments, and adjustments for unconsolidated affiliates. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company further believes that by excluding the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that report FFO using the Nareit definition. FFO as presented by the Company is applicable only to its common shareholders, but does not represent an amount that accrues directly to common shareholders.

The Company calculates MFFO by further adjusting FFO for the exclusion of amortization of finance ground lease assets, amortization of favorable and unfavorable operating leases, net and non-cash straight-line operating ground lease expense, as these expenses do not reflect the underlying performance of the related hotels. The Company presents MFFO when evaluating its performance because it believes that it provides further useful supplemental information to investors regarding its ongoing operating performance. In addition, MFFO is a component of a key compensation measure of operational performance within the Company's 2025 incentive plan.

The following table reconciles the Company’s GAAP net income to FFO and MFFO for the three and six months ended June 30, 2025 and 2024:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income	$63,648	$73,931	$94,869	$127,981
Depreciation of real estate owned	47,262	46,952	94,443	93,011
Gain on sale of real estate	-	(449)	(3,557)	(18,215)
Funds from operations	110,910	120,434	185,755	202,777
Amortization of finance ground lease assets	760	760	1,519	1,519
Amortization of favorable and unfavorable operating leases, net	102	102	204	204
Non-cash straight-line operating ground lease expense	31	33	64	69
Modified funds from operations	$111,803	$121,329	$187,542	$204,569

Page | 16

Apple Hospitality REIT, Inc.

2025 Guidance Reconciliation of Net Income to EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA and Comparable Hotels Adjusted Hotel EBITDA

(Unaudited) (in thousands)

The guidance of net income, EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA and Comparable Hotels Adjusted Hotel EBITDA (and all other guidance given) are forward-looking statements and are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause actual results and performance to differ materially from those expressed or implied by these forecasts. Although the Company believes the expectations reflected in the forecasts are based upon reasonable assumptions, there can be no assurance that the expectations will be achieved or that the results will not be materially different. Risks that may affect these assumptions and forecasts include, but are not limited to, the following: changes in political, economic, competitive and specific market conditions; the amount and timing of announced or future acquisitions and dispositions of hotel properties; the level of capital expenditures may change significantly, which will directly affect the level of depreciation expense, interest expense and net income; the amount and timing of debt repayments may change significantly based on market conditions, which will directly affect the level of interest expense and net income; the amount and timing of transactions involving the Company's common stock may change based on market conditions; and other risks and uncertainties associated with the Company's business described herein and in filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2024.

The following table reconciles the Company’s GAAP net income guidance to EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA and Comparable Hotels Adjusted Hotel EBITDA guidance for the year ending December 31, 2025:

	Year Ending December 31, 2025
	Low-End	High-End
Net income	$161,182	$187,282
Depreciation and amortization	191,000	188,000
Amortization of favorable and unfavorable leases, net	408	408
Interest and other expense, net	83,000	81,000
Income tax expense	800	1,200
EBITDA	$436,390	$457,890
Gain on sale of real estate	(8,067)	(8,067)
EBITDAre	$428,323	$449,823
Non-cash straight-line operating ground lease expense	126	126
Adjusted EBITDAre	$428,449	$449,949
General and administrative expense	35,500	40,500
AEBITDAre from non-hotel property (1)	659	659
Adjusted Hotel EBITDA	$464,608	$491,108
AHEBITDA from acquisitions prior to ownership (2)	1,143	1,143
AHEBITDA from dispositions/assets held for sale (3)	(1,851)	(1,851)
AHEBITDA from New York Property (4)	1,000	(1,000)
Comparable Hotels Adjusted Hotel EBITDA	$464,900	$489,400

(1)
Represents Adjusted EBITDAre from the non-hotel property.
(2)
Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.
(3)
Represents AHEBITDA from completed dispositions, AHEBITDA from one hotel classified as held for sale as of March 31, 2025, and AHEBITDA from the two announced hotel dispositions expected to close late in the third quarter 2025 or early in the fourth quarter 2025.
(4)
Represents Adjusted Hotel EBITDA from the New York Property beginning in the second quarter of 2025, subsequent to the Company regaining possession of the hotel from a third-party hotel operator.

Page | 17

Apple Hospitality REIT, Inc.

Debt Summary

(Unaudited)

($ in thousands)

June 30, 2025

	July 1 - December 31, 2025	2026	2027	2028	2029	Thereafter	Total	Fair Market Value
Total debt:
Maturities	$257,983	$377,649	$278,602	$334,066	$162,294	$119,654	$1,530,248	$1,505,837
Average interest rates (1)	4.9%	4.9%	4.8%	4.4%	3.8%	3.6%

Variable-rate debt:
Maturities (2)	$225,000	$303,000	$275,000	$300,000	$85,000	$-	$1,188,000	$1,189,756
Average interest rates (1)	5.2%	5.1%	5.1%	4.6%	3.3%	n/a

Fixed-rate debt:
Maturities	$32,983	$74,649	$3,602	$34,066	$77,294	$119,654	$342,248	$316,081
Average interest rates	4.0%	4.0%	4.1%	4.1%	3.9%	3.6%

(1)
The average interest rate gives effect to interest rate swaps, as applicable.
(2)
On July 24, 2025, the Company entered into a new term loan facility with a principal amount of $385 million and a maturity date of July 31, 2030. At closing, the Company repaid its outstanding $225 million term loan facility with proceeds from the $385 million term loan facility, resulting in an additional $160 million funded at closing which was used to repay a portion of the balance outstanding under the Company’s revolving credit facility. The outstanding principal under the $385 million term loan facility bears interest at an annual rate equal to a term SOFR, depending on the interest period options elected by the Company, plus a margin ranging from 1.35% to 2.20%, depending on the Company's leverage ratio as calculated under the terms of the credit agreement. Historically, the Company has elected to pay interest monthly at an annual rate equal to the one-month SOFR plus the applicable margin.

Note: See further information on the Company’s indebtedness in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

Page | 18

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Market

Three Months Ended June 30

(Unaudited)

Top 30 Markets		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q2 2025	Q2 2024	% Change	Q2 2025	Q2 2024	% Change	Q2 2025	Q2 2024	% Change	Q2 2025
Top 30 Markets
Los Angeles, CA	8	88.5%	89.6%	(1.2%)	$196.13	$186.89	4.9%	$173.57	$167.54	3.6%	5.5%
San Diego, CA	7	78.0%	78.5%	(0.6%)	$190.75	$192.60	(1.0%)	$148.77	$151.22	(1.6%)	5.2%
Washington, DC	5	81.3%	85.8%	(5.2%)	$202.68	$210.86	(3.9%)	$164.73	$180.83	(8.9%)	4.0%
Omaha, NE	4	76.9%	79.9%	(3.8%)	$203.17	$201.63	0.8%	$156.24	$161.00	(3.0%)	3.5%
Phoenix, AZ	10	76.5%	81.6%	(6.2%)	$140.22	$148.97	(5.9%)	$107.27	$121.58	(11.8%)	3.5%
Salt Lake City/Ogden, UT	5	84.3%	80.4%	4.9%	$166.25	$163.31	1.8%	$140.16	$131.29	6.8%	3.5%
Seattle, WA	4	83.4%	84.4%	(1.2%)	$206.44	$206.87	(0.2%)	$172.12	$174.60	(1.4%)	3.5%
Chicago, IL	7	77.3%	76.1%	1.6%	$149.21	$146.25	2.0%	$115.34	$111.29	3.6%	3.2%
Orange County, CA	6	81.1%	80.5%	0.7%	$167.70	$164.78	1.8%	$136.09	$132.66	2.6%	3.1%
Alaska	2	91.0%	89.4%	1.8%	$309.91	$285.13	8.7%	$282.12	$255.01	10.6%	3.1%
Portland, ME	3	82.4%	83.2%	(1.0%)	$207.22	$198.64	4.3%	$170.85	$165.36	3.3%	2.8%
Richmond/Petersburg, VA	3	75.4%	75.6%	(0.3%)	$197.04	$186.25	5.8%	$148.62	$140.89	5.5%	2.8%
Nashville, TN	5	79.5%	86.3%	(7.9%)	$166.20	$171.66	(3.2%)	$132.16	$148.14	(10.8%)	2.5%
Fort Worth/Arlington, TX	6	79.4%	88.5%	(10.3%)	$155.75	$161.41	(3.5%)	$123.67	$142.93	(13.5%)	2.4%
North Carolina East	4	82.2%	80.4%	2.2%	$170.41	$165.24	3.1%	$140.09	$132.83	5.5%	2.2%
Norfolk/Virginia Beach, VA	4	83.7%	84.4%	(0.8%)	$184.35	$187.53	(1.7%)	$154.24	$158.24	(2.5%)	2.2%
Melbourne, FL	3	85.3%	85.9%	(0.7%)	$202.86	$201.63	0.6%	$172.96	$173.15	(0.1%)	2.1%
Oklahoma City, OK	4	82.3%	80.1%	2.7%	$149.38	$145.56	2.6%	$122.90	$116.61	5.4%	1.9%
Madison, WI	2	66.6%	67.9%	(1.9%)	$207.34	$191.40	8.3%	$138.14	$130.03	6.2%	1.7%
Pittsburgh, PA	2	79.3%	71.2%	11.4%	$194.87	$182.35	6.9%	$154.49	$129.75	19.1%	1.4%
Florida Panhandle	5	77.3%	77.4%	(0.1%)	$144.66	$145.65	(0.7%)	$111.78	$112.72	(0.8%)	1.4%
Denver, CO	3	75.2%	76.8%	(2.1%)	$162.56	$163.17	(0.4%)	$122.17	$125.36	(2.5%)	1.3%
Miami, FL	3	89.1%	85.8%	3.8%	$147.71	$152.27	(3.0%)	$131.65	$130.72	0.7%	1.2%
Las Vegas, NV	1	73.1%	73.7%	(0.8%)	$179.96	$184.62	(2.5%)	$131.59	$136.11	(3.3%)	1.2%
Birmingham, AL	4	75.1%	77.4%	(3.0%)	$151.31	$150.65	0.4%	$113.64	$116.61	(2.5%)	1.1%
Kansas City, MO	4	81.0%	78.7%	2.9%	$135.34	$137.70	(1.7%)	$109.66	$108.43	1.1%	1.1%
Alabama South	4	73.7%	76.9%	(4.2%)	$139.22	$137.01	1.6%	$102.62	$105.39	(2.6%)	1.1%
Saint Louis, MO	2	76.7%	75.2%	2.0%	$175.73	$173.99	1.0%	$134.86	$130.92	3.0%	1.1%
Houston, TX	5	72.8%	81.1%	(10.2%)	$120.89	$116.67	3.6%	$88.04	$94.62	(7.0%)	1.1%
Boston, MA	3	78.1%	72.5%	7.7%	$163.68	$172.66	(5.2%)	$127.90	$125.22	2.1%	1.1%
Top 30 Markets	128	79.6%	81.0%	(1.7%)	$174.07	$172.61	0.8%	$138.64	$139.78	(0.8%)	71.8%

All Other Markets	91	77.0%	78.2%	(1.5%)	$146.24	$149.31	(2.1%)	$112.66	$116.77	(3.5%)	28.2%

Total Portfolio	219	78.6%	79.9%	(1.6%)	$163.62	$163.80	(0.1%)	$128.68	$130.89	(1.7%)	100.0%

Note: Market categorization based on STR designation. Top 30 markets based on Comparable Hotels Adjusted Hotel EBITDA contribution.

Page | 19

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Market

Six Months Ended June 30

(Unaudited)

Top 30 Markets		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2025	YTD 2024	% Change	YTD 2025	YTD 2024	% Change	YTD 2025	YTD 2024	% Change	YTD 2025
Top 30 Markets
Phoenix, AZ	10	81.6%	84.8%	(3.8%)	$173.89	$178.91	(2.8%)	$141.87	$151.78	(6.5%)	7.0%
Los Angeles, CA	8	87.3%	84.8%	2.9%	$196.58	$182.17	7.9%	$171.65	$154.39	11.2%	6.0%
San Diego, CA	7	74.9%	76.4%	(2.0%)	$182.17	$185.36	(1.7%)	$136.48	$141.53	(3.6%)	5.0%
Salt Lake City/Ogden, UT	5	83.0%	78.9%	5.2%	$161.89	$157.32	2.9%	$134.33	$124.16	8.2%	3.9%
Washington, DC	5	76.0%	79.5%	(4.4%)	$194.13	$194.31	(0.1%)	$147.49	$154.55	(4.6%)	3.7%
Orange County, CA	6	80.2%	77.8%	3.1%	$167.13	$165.55	1.0%	$134.10	$128.80	4.1%	3.5%
Seattle, WA	4	77.3%	81.2%	(4.8%)	$187.67	$190.30	(1.4%)	$145.12	$154.45	(6.0%)	3.0%
Richmond/Petersburg, VA	3	74.1%	73.7%	0.5%	$199.12	$187.86	6.0%	$147.57	$138.40	6.6%	3.0%
Fort Worth/Arlington, TX	6	77.9%	84.7%	(8.0%)	$159.75	$160.16	(0.3%)	$124.50	$135.69	(8.2%)	2.9%
Melbourne, FL	3	87.5%	86.3%	1.4%	$213.89	$213.16	0.3%	$187.26	$183.87	1.8%	2.7%
Omaha, NE	4	70.5%	69.9%	0.9%	$165.30	$171.65	(3.7%)	$116.57	$120.00	(2.9%)	2.6%
Alaska	2	86.8%	88.8%	(2.3%)	$257.16	$241.98	6.3%	$223.18	$214.83	3.9%	2.5%
Nashville, TN	5	72.9%	80.9%	(9.9%)	$155.61	$160.06	(2.8%)	$113.39	$129.52	(12.5%)	2.1%
Chicago, IL	7	67.2%	66.5%	1.1%	$140.73	$135.39	3.9%	$94.52	$89.97	5.1%	2.0%
Miami, FL	3	91.4%	89.4%	2.2%	$166.27	$172.20	(3.4%)	$152.04	$153.90	(1.2%)	1.8%
North Carolina East	4	73.7%	72.9%	1.1%	$149.82	$145.72	2.8%	$110.41	$106.24	3.9%	1.7%
Las Vegas, NV	1	75.3%	74.9%	0.5%	$194.80	$211.73	(8.0%)	$146.74	$158.60	(7.5%)	1.6%
Portland, ME	3	69.4%	73.7%	(5.8%)	$171.72	$166.05	3.4%	$119.22	$122.39	(2.6%)	1.6%
Oklahoma City, OK	4	75.1%	77.2%	(2.7%)	$141.93	$137.10	3.5%	$106.64	$105.83	0.8%	1.6%
Norfolk/Virginia Beach, VA	4	70.5%	74.9%	(5.9%)	$160.39	$160.04	0.2%	$113.06	$119.82	(5.6%)	1.4%
Fort Lauderdale, FL	2	84.7%	85.3%	(0.7%)	$175.24	$167.42	4.7%	$148.47	$142.88	3.9%	1.4%
Houston, TX	5	73.3%	76.2%	(3.8%)	$121.47	$116.81	4.0%	$88.98	$89.02	0.0%	1.3%
Tucson, AZ	3	83.9%	86.1%	(2.6%)	$135.91	$140.90	(3.5%)	$114.07	$121.30	(6.0%)	1.3%
Tampa, FL	2	82.4%	82.1%	0.4%	$198.17	$184.48	7.4%	$163.35	$151.47	7.8%	1.3%
Dallas, TX	5	68.7%	70.5%	(2.6%)	$138.13	$140.56	(1.7%)	$94.87	$99.12	(4.3%)	1.3%
Florida Panhandle	5	71.9%	73.0%	(1.5%)	$136.91	$139.00	(1.5%)	$98.40	$101.49	(3.0%)	1.3%
Orlando, FL	3	77.4%	75.8%	2.1%	$137.21	$138.16	(0.7%)	$106.22	$104.67	1.5%	1.2%
Birmingham, AL	4	72.2%	73.7%	(2.0%)	$147.47	$145.54	1.3%	$106.53	$107.33	(0.7%)	1.1%
Alabama North	4	70.8%	78.8%	(10.2%)	$144.95	$149.70	(3.2%)	$102.62	$118.00	(13.0%)	1.1%
Alabama South	4	71.0%	77.2%	(8.0%)	$132.02	$131.40	0.5%	$93.77	$101.48	(7.6%)	1.1%
Top 30 Markets	131	76.7%	78.1%	(1.8%)	$167.49	$166.08	0.8%	$128.48	$129.72	(1.0%)	72.0%

All Other Markets	88	72.0%	72.6%	(0.8%)	$147.73	$147.98	(0.2%)	$106.33	$107.44	(1.0%)	28.0%

Total Portfolio	219	74.9%	76.1%	(1.6%)	$160.38	$159.70	0.4%	$120.18	$121.49	(1.1%)	100.0%

Note: Market categorization based on STR designation. Top 30 markets based on Comparable Hotels Adjusted Hotel EBITDA contribution.

Page | 20

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Location

Three Months Ended June 30

(Unaudited)

Location		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q2 2025	Q2 2024	% Change	Q2 2025	Q2 2024	% Change	Q2 2025	Q2 2024	% Change	Q2 2025
STR Location
Airport	20	84.1%	84.8%	(0.8%)	$150.11	$151.24	(0.7%)	$126.21	$128.22	(1.6%)	8.1%
Interstate	8	79.9%	77.8%	2.7%	$147.72	$151.90	(2.8%)	$117.98	$118.24	(0.2%)	2.3%
Resort	11	77.5%	76.0%	2.0%	$176.52	$181.84	(2.9%)	$136.79	$138.21	(1.0%)	6.4%
Small Metro/Town	3	83.4%	82.5%	1.1%	$131.58	$129.66	1.5%	$109.75	$106.93	2.6%	0.9%
Suburban	116	78.5%	80.5%	(2.5%)	$153.81	$153.54	0.2%	$120.76	$123.62	(2.3%)	43.5%
Urban	61	77.2%	78.3%	(1.4%)	$183.11	$183.16	0.0%	$141.43	$143.47	(1.4%)	38.8%

Total Portfolio	219	78.6%	79.9%	(1.6%)	$163.62	$163.80	(0.1%)	$128.68	$130.89	(1.7%)	100.0%

Note: Location categorization based on STR designation.

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Location

Six Months Ended June 30

(Unaudited)

Location		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2025	YTD 2024	% Change	YTD 2025	YTD 2024	% Change	YTD 2025	YTD 2024	% Change	YTD 2025
STR Location
Airport	20	82.2%	82.5%	(0.4%)	$152.11	$152.94	(0.5%)	$125.07	$126.17	(0.9%)	9.0%
Interstate	8	73.6%	73.3%	0.4%	$141.02	$144.77	(2.6%)	$103.83	$106.13	(2.2%)	2.0%
Resort	11	75.1%	75.2%	(0.1%)	$181.09	$185.51	(2.4%)	$135.99	$139.44	(2.5%)	7.3%
Small Metro/Town	3	80.3%	81.7%	(1.7%)	$127.24	$124.67	2.1%	$102.11	$101.85	0.3%	1.0%
Suburban	116	75.2%	76.0%	(1.1%)	$151.84	$150.52	0.9%	$114.15	$114.38	(0.2%)	44.1%
Urban	61	72.4%	74.5%	(2.8%)	$175.47	$174.18	0.7%	$127.02	$129.82	(2.2%)	36.6%

Total Portfolio	219	74.9%	76.1%	(1.6%)	$160.38	$159.70	0.4%	$120.18	$121.49	(1.1%)	100.0%

Note: Location categorization based on STR designation.

Page | 21